UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  DC  20549

FORM 8-K

CURRENT  REPORT

PURSUANT TO SECTION 13  OR  15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   September 17, 2010

TRYCERA FINANCIAL, INC.
(Exact name of registrant as specified in its Charter)

Nevada	0-30872	33-0910363
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18200 Von Karman Avenue, Suite 850 Irvine, California		92614
(Address of principal executive offices)		(Zip Code)

(714) 779-5700
(Registrant’s telephone number, including area code)

5230 E. Hunter Avenue, Anaheim, California 92807
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

             On September 17, 2010, the Company entered into an employment agreement (the “Agreement”) with Michael G. Nathans, whereby Mr. Nathans was hired as President of the Company’s credit services division (“Trycera Credit Services”).  The initial term of the Agreement is for (3) years with a base salary of $120,000 per year.  Mr. Nathans may also receive performance bonuses more fully described in the Agreement. In addition pursuant to the Agreement the Company granted 5,000,000 stock options exercisable at $.001 per share to Mr. Nathans.  In addition, Mr. Nathans may receive an additional 20,000,000 stock options exercisable at $.001 per share which vests over the next 36 months issuable in quarterly installments.  In the event Mr. Nathans employment with the Company is terminated during the first 90 days of the initial term he is required to return 2,500,000 stock options to the Company.

Item 3.02   Unregistered Sales of Equity Securities

On September 17, 2010, the Company granted 5,000,000 stock options exercisable at $.001 per share to Michael G. Nathans, pursuant to his employment agreement entered into on September 17, 2010 whereby the Company hired Mr. Nathans as its President of its credit services division.  In addition, Mr. Nathans may receive an additional 20,000,000 stock options exercisable at $.001 per share which vests over the next 36 months issuable in quarterly installments.  In the event Mr. Nathans employment with the Company is terminated during the first 90 days of the initial term he is required to return 2,500,000 stock options to the Company. The stock options were issued  in reliance upon the exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act.  The certificates evidencing the above mentioned stock options contain a legend (1) stating that the stock options and the underlying shares have not been registered under the Act and (2) setting forth or referring to the restrictions on transferability and sale of the shares under the Act.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)(c)   On September 17, 2010, Mr. Michael G. Nathans was hired to be the Company’s President of its credit services division (“Trycera Credit Services”). The terms of Mr. Nathans employment agreement are described above in Item 1.01.

Michael G. Nathans

Mr. Nathans has over 29 years of experience in the in the banking and finance industry.  Currently, Mr. Nathans is a Senior Fellow and Advisory Board Member at the Policy & Economic Research Council (“PERC”). Mr. Nathans provides contacts and guidance to help PERC deliver its services and develop alternative credit scores specifically designed to reduce financial exclusion.  From September 2009 through May 2010, Mr. Nathans was the Chief Information and Compliance Officer of eCredable LLC.  In 2002, Mr. Nathans founded Pay Rent, Build Credit, Inc. (PRBC) a consumer and small business credit bureau and was its Chairman and CEO until September 2007.  Mr. Nathans was Chairman and Chief Development Officer of PRBC until he sold it to Microbilt Corporation in December, 2008.  Mr. Nathans remained with PRBC and as a director of Microbilt until September 2009.  Prior to PRBC, Mr. Nathans was a senior manager at PriceWaterhouseCoopers in the Washington, DC-based Asset Securitization and Housing Finance Group.  Mr. Nathans is a graduate of Franklin & Marshall with a BA in Biology.

Item 9.01     Financial Statements and Exhibits

           c)           Exhibits

99.1 Employment Agreement dated September 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRYCERA FINANCIAL, INC.
(Registrant)

Date: September 22, 2010	By:	/s/ Ray A. Smith
Ray A. Smith
President